Exhibit 99.1

Ascent Solar to Focus on Serving High Value, Emerging Markets

Company Resizing to Align with Growth Plan—New CEO in Place to Execute

THORNTON, Colo.—(BUSINESS WIRE)— Ascent Solar Technologies, Inc. (NASDAQ:ASTI) today announced a change in strategy that will focus the company’s groundbreaking lightweight, flexible thin-film solar module technology on applications for emerging and specialty markets. In the past, Ascent has dedicated many of its resources to establishing a position in the building applied and building integrated photovoltaic markets (BAPV/BIPV). The new market focus provides a clear path for the future and leverages the company’s unique strengths. The change in strategy will mean a change in leadership and sizing the company to a new cost structure.

Producing solar modules that are exceptionally lightweight and flexible gives Ascent the ability to meet specialty needs for markets like the military and defense; custom near-space applications; off-grid charging solutions in developing countries; power for portable electronics; and custom and standard products for rooftop integration on buses, trucks and trains. Ascent believes that it can sell its products in these markets at more attractive margins than currently possible for ground mount applications or BIPV and BAPV markets.

“We want to assure shareholders, customers and partners that Ascent’s various BIPV/BAPV products are still important to our long-term growth and success. Consequently, we will continue selective business development, testing and certification for those products. A number of economic considerations, including the serious reduction of government subsidies in major markets in Europe, indicate that these markets will be under some near term pressure,” said company Chairman, Dr. Amit Kumar. “Therefore, in the near term, we will focus our manufacturing and sales activities on emerging, high-value, specialty market applications. Although our cash position is strong, we are taking steps to reduce staffing and operating costs that will minimize the company’s current cash burn rate and help to ensure our continued leadership in flexible thin-film solar technologies.”

With the change in strategy, CEO Farhad Moghadam is stepping down to pursue other interests and opportunities, including spending time with his family who lives in California. Ron Eller, an Ascent board member for the past two years, has been appointed the company’s new President and CEO. Mr. Eller is a seasoned technology executive and management consultant with more than 25 years experience, including, most recently, running various divisions in the enterprise businesses of Hewlett Packard and Compaq Computer Corporation.

“Our innovative technology has unique sustainable advantages in a number of emerging specialty markets.” stated Ron Eller. “I am pleased to lead the team that will shape and drive adoption of applications that can make a valuable contribution in these markets.”

About Ascent Solar Technologies

Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that can be more flexible and affordable than most traditional solar panels. Ascent Solar modules can be directly integrated into standard building materials, commercial transportation, automotive solutions, space applications, consumer electronics for portable power or configured as stand-alone modules for large scale terrestrial deployment. Ascent

Solar is headquartered in Thornton, Colo. Additional information can be found at www.ascentsolar.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “may,” “will,” “should,” “believes,” “expect,” “intend,” “anticipate,” “plan,” “estimate” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject to risks and uncertainties that are described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. We do not undertake any obligation to update publicly any forward-looking statements whether as a result of the receipt of new information, future events, or otherwise.

Ascent Solar Technologies

Brian Blackman, 720-872-5107

Investor Relations

bblackman@ascentsolar.com

Source: Ascent Solar Technologies